CERTIFICATE OF ELIMINATION
OF
FIXED/ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK
AND
6.75% PERPETUAL PREFERRED STOCK
OF
BANK OF AMERICA CORPORATION

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

1.         That, pursuant to Section 151 of the DGCL and the authority granted in the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Board of Directors of the Company (the "Board"), by resolution duly adopted, authorized the issuance of a series of 805,000 shares of Fixed/Adjustable Rate Cumulative Preferred Stock, without par value (the "Fixed/Adjustable Preferred Stock"), and established the powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on March 29, 2004, filed a Certificate of Designation with respect to such Fixed/Adjustable Preferred Stock in the office of the Secretary of State of the State of Delaware (the "Secretary of State").

2.         That, pursuant to Section 151 of the DGCL and the authority granted in the Certificate of Incorporation, the Board, by resolution duly adopted, authorized the issuance of a series of 690,000 shares of 6.75% Perpetual Preferred Stock, without par value (the "Perpetual Preferred Stock"), and established the powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on March 29, 2004, filed a Certificate of Designation with respect to such Perpetual Preferred Stock in the office of the Secretary of State.

3.         That on May 26, 2006 the Special Preferred Stock Committee of the Board (the "Committee") authorized and approved the redemption of the issued and outstanding shares of Fixed/Adjustable Preferred Stock on July 3, 2006 and the redemption of the Fixed/Adjustable Preferred Stock on July 14, 2006.

4.         That all of the issued and outstanding shares of Fixed/Adjustable Preferred Stock were redeemed on July 3, 2006 and all of the issued and outstanding shares of Perpetual Preferred Stock were redeemed on July 14, 2006, and, therefore, no shares of

 Fixed/Adjustable Preferred Stock or Perpetual Preferred Stock are outstanding and no shares thereof will be issued subject to such Certificates of Designation.

5.         That the Board has adopted the following resolutions:

            WHEREAS, by resolution of the Board of Directors of the Company (the "Board") and by a Certificate of Designation filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 29, 2004, this Company authorized the issuance of a series of 805,000 shares of Fixed/Adjustable Rate Cumulative Preferred Stock, without par value, of the Company (the "Fixed/Adjustable Preferred Stock") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

            WHEREAS, by resolution of the Board and by a Certificate of Designation filed in the office of the Secretary of State on March 29, 2004, this Company authorized the issuance of a series of 690,000 shares of 6.75% Perpetual Preferred Stock, without par value, of the Company (the "Perpetual Preferred Stock") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations and restrictions thereof;

            WHEREAS, on May 26, 2006, the Special Preferred Stock Committee of the Board (the "Committee") authorized and approved the redemption of all the issued and outstanding shares of the Fixed/Adjustable Preferred Stock on July 3, 2006 and the Perpetual Preferred Stock on July 14, 2006;

            WHEREAS, all of the issued and outstanding shares of Fixed/Adjustable Preferred Stock were redeemed on July 3, 2006 and all issued and outstanding shares of Perpetual Preferred Stock were redeemed on July 14, 2006, and, therefore, no shares of Fixed/Adjustable Preferred Stock or Perpetual Preferred Stock are outstanding and no shares thereof will be issued subject to such Certificates of Designation;

            WHEREAS, it is desirable that all matters set forth in the Certificates of Designation with respect to such Fixed/Adjustable Preferred Stock and Perpetual Preferred Stock be eliminated from the Amended and Restated Certificate of Incorporation, as heretofore amended, of the Company (the "Certificate of Incorporation").

            NOW, THEREFORE, BE IT AND IT HEREBY IS:

            RESOLVED, that all matters set forth in the Certificates of Designation with respect to such Fixed/Adjustable Preferred Stock and Perpetual Preferred Stock be eliminated from the Certificate of Incorporation; and it is further

            RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State setting forth a copy of these resolutions whereupon all matters set forth in the Certificates of Designation with respect to such Fixed/Adjustable Preferred Stock and Perpetual Preferred Stock shall be eliminated from the Certificate of Incorporation; and it is further

            RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to take any and all actions,  to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Corporation, all such certificates, instruments, agreements or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the purpose and intent of the foregoing resolutions and the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or documents.

6.         That, accordingly, all matters set forth in the Certificates of Designation with respect to such Fixed/Adjustable Preferred Stock and Perpetual Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer as of this 31st day of July, 2006.

                                                            BANK OF AMERICA CORPORATION

By: /s/ Teresa M. Brenner
                                                            Name:  Teresa M. Brenner
                                                            Title:    Associate General Counsel